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                                                                    EXHIBIT 99.1

Tuesday May 16, 4:10 pm Eastern Time

Company Press Release

VERITAS Software Signs Agreement with IBM to
Deliver Storage Management Solutions for
AIX/Monterey

Agreement Calls for VERITAS Software to Port VERITAS Volume Manager and VERITAS File System to AIX/Monterey and Offer Storage Management Products for AIX/Monterey Customers

MOUNTAIN VIEW, Calif.--(BUSINESS WIRE)--May 16, 2000-- VERITAS(R) Software Corporation (Nasdaq:VRTS - news), the industry's leading enterprise-class application storage management software provider, today announced a business agreement with IBM in support of AIX/Monterey(1). As part of the agreement, VERITAS Software will be porting and optimizing its complete set of storage management solutions, including VERITAS Volume Manager(TM) and VERITAS File System(TM), to AIX/Monterey for IBM POWER and Intel IA-64 processor-based systems.

"The availability of VERITAS Software solutions for AIX/Monterey will offer our customers choices in storage management to help them maintain the availability of critical data," said Ross Mauri, vice president, UNIX Software, Enterprise Systems Group, IBM Corporation. "The addition of these solutions will enhance the set of AIX/Monterey offerings as the industry's premier UNIX platform."

"AIX/Monterey is a significant force in the enterprise computing market," said Peter Levine, executive vice president of worldwide strategic operations, VERITAS Software. "The implementation of VERITAS Software solutions on AIX/Monterey is a noteworthy move as we continue to build our storage management solutions support for heterogeneous enterprise environments. This agreement between IBM and VERITAS Software allows customers to benefit from VERITAS Software's robust set of technology that will enhance the performance and reliability of IBM AIX/Monterey environments."

Further details on this business agreement will be disclosed at a later date.

About VERITAS Volume Manager and VERITAS File System

VERITAS Software's volume management and file system solutions provide continuous access to critical information and applications. VERITAS Volume Manager(TM) and VERITAS File System(TM) provide protection from storage device failure through automated fault management, journaling for faster recovery from system failures, and online reconfiguration tools for uninterrupted access to online storage. Unplanned



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downtime from system failures and planned downtime from system reconfiguration are minimized. VERITAS Software's volume and file management software accelerates application performance and increases application scalability by optimizing storage resource utilization, while its online storage management solutions simplify the complex task of administering storage and return users' focus to their applications and businesses.

About VERITAS Software

For enterprise customers that demand the continuous availability of business-critical information, VERITAS Software Corporation (Nasdaq:VRTS - news), an industry leading enterprise-class application storage management software provider, helps to ensure information availability from business-critical applications by delivering integrated cross-platform storage management software solutions. The Company's products enable Business Without Interruption and are designed to protect, access and manage business-critical application information. VERITAS Software products are delivered through a worldwide direct sales force and a network of resellers and OEM partners in North America, Europe, Asia-Pacific and Japan. The company's corporate headquarters is located at 1600 Plymouth Street, Mountain View, CA 94043. Telephone 650/335-8000. Fax 650/335-8050. Email vx-sales@veritas.com WWW site: http://www.veritas.com/.

(1) AIX/Monterey is a code name that refers to both AIX for the IBM POWER processors as well as the future delivery of the UNIX operating system for Intel's IA-64 Itanium processor-based systems.

This press release may include estimates and forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities and Exchange Act of 1934. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of VERITAS Software's products and VERITAS Software's ability to appropriately distribute its products, that could cause actual results it achieves to differ materially from such forward-looking statements. For more information regarding potential risks, see the sections titled "Factors That May Affect Our Future Results" of VERITAS Software's most recent reports on Form 10-K and Form 10-Q on file with the SEC.

Note to Editors: AIX is a registered trademark of IBM Corporation. UNIX is a registered trademark of the Open Group.

VERITAS is a registered trademark of VERITAS Software Corporation in the US and other countries. The VERITAS logo, Business Without Interruption, VERITAS File System and VERITAS Volume Manager are trademarks of VERITAS Software Corporation in the US and other countries. Other product names mentioned herein may be trademarks and/or registered trademarks of their respective companies. Other product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

Contact:

     VERITAS Software
     Erin Jones, 805/783-4528 (PR Director)
     erin.jones@veritas.com
     Martha Blackwell, 805/782-4175 (PR)
     martha.blackwell@nsmg.veritas.com
     Dave Galiotto, 650/318-4047 (IR)
     dave.galiotto@veritas.com


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